UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 10, 2009
SEACOAST BANKING CORPORATION OF FLORIDA
(Exact name of registrant as specified in its charter)

Florida	001-13660	59-2260678

(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

815 Colorado Avenue
Stuart, Florida	34994

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (772) 287-4000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 10, 2009, Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), entered into a non-binding letter of intent (the “LOI”) with CapGen Financial Partners (“CapGen”), a private equity firm that invests in financial services businesses with a particular focus on community and regional financial institutions, regarding a possible investment in the Company’s common stock by CapGen. Pursuant to the LOI, an affiliate of CapGen intends to purchase 6,000,000 shares of the Company’s common stock in a public offering (the “CapGen Offering”). CapGen’s designated affiliate intends to purchase shares of Company common stock at the same price at which shares are offered to the public in the Company’s previously announced offering (the “Underwritten Offering”) at a price up to $2.50 per share.
     Upon the closing of the CapGen Offering, CapGen will be entitled to appoint one director to the Company’s board of directors. The Company also intends to grant CapGen preemptive rights with respect to further offerings of Company common stock for a period of 24 months. The board seat and preemptive rights are subject to CapGen retaining ownership of all shares purchased in the CapGen Offering. Fox-Pitt Kelton Cochran Caronia Waller is acting as the exclusive placement agent for the CapGen Offering.
     The Company also reduced the size of the previously commenced Underwritten Offering from 34,500,000 to 28,500,000 shares of common stock to reflect CapGen’s proposed investment.
     CapGen has completed its due diligence of the Company, and the LOI with CapGen is subject to the execution and delivery of a definitive stock purchase agreement and the registration statement covering the shares offered in the Underwritten Offering and the CapGen Offering becoming effective. The closing of the CapGen Offering is contingent upon CapGen receiving the necessary regulatory approvals, closing of the Company’s Underwritten Offering and to any approvals required of Company shareholders, if any. There can be no assurance that the negotiation of any definitive stock purchase agreement will be completed or that the purchase will be successfully consummated.
     The foregoing description of the LOI is not complete and is qualified in its entirety to the full text of the LOI attached hereto as Exhibit 10.1.
     On August 10, 2009, the Company issued a press release with respect to the LOI. Copies of the press release and LOI have been filed as Exhibits 99.1 and 10.1, respectively, to this current report and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Letter of Intent, dated August 10, 2009, by and between Seacoast Banking Corporation of Florida and CapGen Financial Partners.

99.1	Press Release of Seacoast Banking Corporation of Florida issued August 10, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA (Registrant)
Dated: August 10, 2009	By:	/S/ Dennis S. Hudson, III
		Name:	Dennis S. Hudson, III
		Title:	Chairman and Chief Executive Officer